SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2004

SCANVEC AMIABLE LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	000-23734	N/A

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

Two International Plaza, Suite 625, Philadelphia, PA	19113-1518

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 521-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Item 4.           Changes in Registrant’s Certifying Accountant

     On January 12, 2004, the Company engaged Grant Thornton LLP (“Grant Thornton”) as its new independent auditors for the fiscal year ending December 31, 2003. The decision to engage Grant Thornton was approved by the Company’s Audit Committee and Board of Directors.

     During the fiscal years ended December 31, 2003 and 2002, and the subsequent interim period up to the date of this report (January 12, 2004), the Company did not consult with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or contemplated, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any other matters or events that was subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) of Regulation S-B of the Securities and Exchange Commission.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANVEC AMIABLE LTD.

By: /s/ Gerald J. Kockanski
Name: Gerald J. Kochanski
Title: Vice President and
Chief Financial Officer
Date: January 15, 2004